Exhibit 8.2

Form of Opinion of Gibson, Dunn & Crutcher LLP

[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

Watson Wyatt Worldwide, Inc.

875 Third Avenue

New York, NY 10022

We have acted as counsel to Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt”), in connection with the planned simultaneous mergers of (i) Delaware Merger Sub, with and into Watson Wyatt (the “Watson Wyatt Merger”) and (ii) Pennsylvania Merger Sub, with and into Towers, Perrin, Forster & Crosby, Inc., (the “Towers Perrin Merger” and together with the Watson Wyatt Merger, the “Mergers”), pursuant to the Agreement and Plan of Merger dated June 26, 2009 (the “Agreement”) by and among Watson Wyatt, Towers Perrin, Jupiter Saturn Holding Company, Delaware Merger Sub and Pennsylvania Merger Sub. Unless otherwise defined herein, capitalized terms used in this opinion have the meaning specified in the Agreement.

For purposes of this opinion, we have reviewed the Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Mergers will be completed in the manner set forth in the Agreement and in the Registration Statement on Form S-4 of Jupiter Saturn Holding Company, which includes the Proxy Statement/Prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission . In addition, in rendering this opinion, we have relied upon the representations set forth in the letters of representation from Watson Wyatt and Towers Perrin, Jupiter Saturn Holding Company, Delaware Merger Sub and Pennsylvania Merger Sub to us dated [                    ] (the “Representation Letters”). In rendering our opinion, we have also assumed that (i) the representations made in the Representation Letters are, and will be as of the Effective Time, true and complete, (ii) any representation set forth in the Representation Letters qualified by knowledge, intention, belief or any similar qualifier are, and will be as of the Effective Time, true, and complete without such qualification, and (iii) the Representation Letters have been executed by appropriate authorized officers of Watson Wyatt, Towers Perrin, Jupiter Saturn Holding Company, Delaware Merger Sub and Pennsylvania Merger Sub. Any inaccuracy of any of the representations, warranties, covenants or statements in the foregoing documents or the failure to consummate the Mergers in accordance with the terms of the Merger Agreement and as described in the Registration Statement may adversely affect our opinion.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Watson Wyatt Merger, when combined with the Towers Perrin Merger, will be treated as a transfer of property to Jupiter Saturn Holding Company by the holders of Watson Wyatt shares as described in Section 351(a) of the Code.

This opinion is being rendered solely in connection with the Registration Statement. This opinion is rendered only as of the date hereof, and we undertake no obligation to update the opinion after the date hereof. This opinion may be withdrawn if we do not receive the Representation Letters dated the date of the Effective Time confirming the accuracy of the representations set forth therein. Our opinion is based upon the current provisions of the Code, as amended; currently applicable Treasury Regulations promulgated or proposed under the Code; currently published administrative rulings and procedures; judicial decisions; and other applicable authorities, all as in effect on the date hereof.

This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Mergers. No opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the reference to us under the heading “Material United States Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,